EXHIBIT 99.1

CONTACT:
Vicki Baue
InvestorRelations@getcosi.com
857-415-5030

Cosi, Inc. Bidding Procedures for 363 Sale Approved by Bankruptcy Court

BOSTON, MA, November 1, 2016 //GLOBE NEWSIRE// -- Così, Inc., the fast-casual restaurant company, today announced that, on October 24, 2016, the United States Bankruptcy Court for the District of Massachusetts (Eastern Division) entered the Order Establishing Bidding Procedures Relating to the Sale of all or a Portion of the Debtors’ Assets [Docket No. 280]. The Bidding Procedures set forth the process by which Cosi and its subsidiaries (the “Debtors”) are authorized to conduct an auction for the sale of all or substantially all of their assets under Section 363 of the Bankruptcy Code.

The Bidding Procedures are for the purposes of seeking and evaluating offers for the assets, on the terms and provisions set forth in such Bidding Procedures, in addition to the bid contemplated by the proposed stalking horse bidder (“Stalking Horse Bidder”) affiliated with the Debtors’ debtor-in-possession lenders, as set forth in an asset purchase agreement dated as of October 18, 2016, among the Debtors and the Stalking Horse Bidder (the “Stalking Horse Agreement”), which remains subject to approval of the Bankruptcy Court. Bids must comply with each of the requirements set forth in the Bidding Procedures in order to be considered qualified bids. The Stalking Horse Bidder will be deemed a qualified bidder.

To participate in the bidding process and to be considered a qualified bidder, an interested party must deliver an executed confidentiality agreement and demonstrate financial ability. Qualified bids must be received on or before November 28, 2016, at 5:00 p.m. (Eastern Time), and must provide that the Sale will be consummated on or prior to December 14, 2016.

If the Debtors receive no qualified bids for the assets (other than the bid of the Stalking Horse Bidder), the Debtors will not conduct the auction and will designate the bid of the Stalking Horse Bidder as the successful bid. If the Debtors receive one or more qualified bids, other than the bid of the Stalking Horse Bidder, the Debtors will conduct the auction on November 30, 2016, in accordance with the Bidding Procedures until the Debtors have selected the successful bid. The Debtors may consider, among other factors, the total consideration to be received for the assets as well as other financial and contractual terms relevant to the proposed sale, including those factors affecting the speed and certainty of consummating the sale.

At a hearing to consider approval of the sale of the assets to the successful bidder (or to approve the Stalking Horse Agreement, as applicable, if no auction is held), to be held on or before December 8, 2016, at 10:00 a.m. Eastern Time, before the Honorable Melvin S. Hoffman, at the Bankruptcy Court for the Eastern District of Massachusetts, Room 2, John W. McCormack Post Office and Court House, 5 Post Office Square, Suite 1150, Boston, MA 02109-3945, the Debtors will present the successful bid to the Court for approval.

If a successful bidder fails to consummate a sale because of its breach after the entry of an Order of the Bankruptcy Court approving such sale, the Debtors may consummate the sale with any other qualified bidder without further Order of the Bankruptcy Court.

A copy of the Bidding Procedures is available on Cosi’s website at www.getcosi.com, Investor Information, SEC Filings, Form 8-K dated October 28, 2016 (http://ir.getcosi.com/phoenix.zhtml?c=131610&p=IROL-secToc&TOC=aHR0cDovL2FwaS50ZW5rd2l6YXJkLmNvbS9vdXRsaW5lLnhtbD9yZXBvPXRlbmsmaXBhZ2U9MTEyMDA3NjImc3Vic2lkPTU3&ListAll=1).

Parties interested in the 363 sale process may contact Randy Kominsky, Cosi’s Chief Restructuring Officer, at rkominsky@allianceffg.com.

About Così, Inc.
Così (http://www.getcosi.com) is an international fast casual restaurant company. At the heart of every Cosi® restaurant is an open-flame stone-hearth oven where the Così® signature flatbread is made from scratch throughout the day. The flatbread is made from a generations-old recipe and is part of many Così® favorites. Così® was founded on the idea that good-for-you food should be delicious. Menu items are made using fresh ingredients and distinctive sauces and spreads to create edgy flavors. The menu features made-to-order sandwiches, hand-tossed salads, bowls, breakfast wraps, melts, all natural soups, signature Squagels®, artisan flatbread pizzas, S`mores, snacks and desserts. Guests can also enjoy handcrafted beverages and a variety of coffee-based and specialty beverages.

Così® employees create a welcoming environment where guests are invited to relax and enjoy great food. In many cases, Così® is the cornerstone of the communities that they are in and take pride in supporting community organizations and local charities. There are currently 44 Company-owned and 31 franchise restaurants operating in fourteen states, the District of Columbia, Costa Rica and the United Arab Emirates.

"Così," "(Sun & Moon Design)" and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2016 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, "mad cow disease" and avian influenza or "bird flu"; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees' ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing, including debtor-in-possession (DIP) financing; our success in restructuring the Company; our success in finding a purchaser of our assets; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions.

Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.